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                                                 EXHIBIT ____


                   FIRST AMENDMENT TO MORRISON KNUDSEN CORPORATION

                             RETENTION SEVERANCE PAY PLAN

                                ADOPTED JUNE 30, 1995


    On or about June 30, 1995, the Board of Directors (the "Board") of Morrison Knudsen Corporation, a Delaware corporation (the "Company") adopted that certain Morrison Knudsen Corporation Retention Severance Pay Plan (the "1995 Severance Pay Plan"). The purpose of the 1995 Severance Pay Plan was, among other things, to enable the Company to retain valuable employees, notwithstanding the uncertainties associated with various proposed transactions and restructurings of the Company which were under contemplation, given the financial condition of the Company.

    Section 7.1 of the 1995 Severance Pay Plan provides that the "Company, by resolution adopted by the majority of the members of the Board....at any time prior to the Effective Date, and without prior or other approval of any employee....(may) change, modify, amend, or terminate the Plan."

    The Board of Directors of the Company has determined to amend the 1995 Severance Pay Plan to correct an omission concerning what appears to be an open-ended "Term" of the 1995 Severance Pay Plan under certain circumstances. Now, therefore, the following amendments to the 1995 Severance Pay Plan are hereby adopted to be effective April 10, 1996.

    1. The definition of the term "Involuntary Termination of Employment" set forth in Section 1.8 is hereby amended by deleting the first sentence of such definition in its entirety and replacing it with the following (bold language being added to the existing sentence):

              "INVOLUNTARY TERMINATION OF EMPLOYMENT" shall mean the termination of employment with the Company after the Effective Date AND PRIOR TO THE EXPIRATION OF THE TERM OF THE PLAN at the Company's option other than for Cause, PROVIDED, HOWEVER, THAT in the event an Effective Date arises PRIOR TO THE EXPIRATION OF THE TERM pursuant to
         Section 1.6(a) and the (i) Purchaser does not offer Employee employment with comparable responsibility, pay and benefits provided to Employee while engaged in employment at the Company, or (ii) Purchaser has terminated the employee for a reason other than Cause and such termination occurs within one year following the occurrence of the Effective Date under 1.6(a).

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2.  The definition of "Term" at Section 1.11 is hereby amended by deleting the entirety of Section 1.11 and replacing it with the following:

              1.11 "TERM" shall mean the period commencing on the Effective Date and ending upon the confirmation of any chapter 11 plan of reorganization concerning the Company.

    Except as provided above, the 1995 Severance Pay Plan shall remain unamended and in full force and effect.


    EXECUTED IN _____________________, on this ____ day of April, 1996.


                                  MORRISON KNUDSEN CORPORATION



                                  ____________________________________
                                  By:  Stephen G. Hanks
                                  Its: Executive Vice President and
                                       Chief Legal Officer